UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 8, 2020

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Clean Street Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.375 per share	TNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, the Board of Directors (the “Board”) of Tennant Company (the “Company”) appointed David W. Huml to the position of President and Chief Executive Officer effective March 1, 2021. Mr. Huml is currently serving as Chief Operating Officer of the Company, a position he has held since April 1, 2020. The Board also appointed Mr. Huml to the Board of Directors as a Class III director effective March 1, 2021.

Mr. Huml succeeds H. Chris Killingstad, who gave the Board notice on December 9, 2020, of his intention to retire following the Company’s CEO succession planning process. Mr. Killingstad will remain with the Company in a non-executive capacity as Strategic Advisor to the CEO and Board through January 1, 2022. Mr. Killingstad will resign from the Board at the Company’s 2021 annual meeting of shareholders.

Mr. Huml, 51, previously served in expanding senior leadership roles since joining the Company in 2014, including most recently as Senior Vice President, EMEA, APAC, Global Marketing and Operations from 2018-April 2020; as Senior Vice President, EMEA, APAC and Global Marketing from 2017-2018; as Senior Vice President of APAC and Global Marketing from 2016-2017; and as Senior Vice President of Global Marketing from 2014-2017.

The Compensation Committee of the Board expects to determine the compensation changes for Mr. Huml and Mr. Killingstad related to these position changes in connection with the annual review of executive officer compensation in February 2021.

In connection with these changes, the Board approved a change in Rusty H. Zay’s position from Senior Vice President, Technology and Innovation to Chief Commercial Officer also effective March 1, 2021. As Chief Commercial Officer, Mr. Zay will lead the Company’s enterprise-wide commercial operations.

Also on December 9, 2021, the Board appointed Tom Paulson, 64, who previously served as the Company’s Chief Financial Officer and Principal Accounting Officer from 2006 until 2018, to the positions of Interim Chief Financial Officer and Interim Principal Accounting Officer. Mr. Paulson will serve in these interim capacities effective January 4, 2021 while the Company continues its search for a permanent chief financial officer. Andrew Cebulla provided notice to the Company on December 8, 2020 of his intention to resign from these positions at the close of business on January 3, 2021. In recognition of Mr. Cebulla’s service in the interim positions, the Compensation Committee of the Board approved a $141,500 cash payment to Mr. Cebulla. During his interim employment, Mr. Paulson will be paid $50,000 per month and will receive a $175,000 cash bonus following satisfactory completion of his interim duties and appointment of a permanent chief financial officer.

A press release announcing the CEO succession and other management team transitions is attached as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

99	News Release dated December 14, 2020, announcing CEO succession and other management team transitions.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: December 14, 2020	By:	/s/ Andrew Cebulla
Andrew Cebulla Vice President, Finance and Corporate Controller; Interim Chief Financial Officer and Interim Principal Accounting Officer